================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                -----------------

       Date of Report (Date of earliest event reported): December 29, 2004

                                -----------------


                            NOVINT TECHNOLOGIES, INC.
               (Exact name of registrant as specified in Charter)


            DELAWARE                    000-00000                85-0461778
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
 incorporation or organization)                              Identification No.)


                                4109 Bryan Ave NW
                          Albuquerque, New Mexico 87114
                    (Address of Principal Executive Offices)


                                  866-298-4420
                            (Issuer Telephone Number)

================================================================================

Item 9.01 Financial Statements and Exhibits

The Registrant hereby presents its unaudited but reviewed financial statements for the quarter ended September 30, 2004.


                          Novint Technologies, Inc.

                               BALANCE SHEETS

                                                                              September 30, 2004   December 31, 2003
                                                                              ------------------   -----------------
                                 ASSETS                                           (Unaudited)         (Audited)
CURRENT ASSETS:
    Cash and cash equivalents                                                     $ 1,536,843       $    32,119
    Restricted cash (Note 3)                                                               --           291,254
    Marketable equity securities, available for sale (Note 4)                             497               497
    Prepaid interest expense                                                               --            24,750
    Prepaid private placement issuance costs                                               --           293,753
    Prepaid consortium dues                                                            11,250                --
    Accounts receivable                                                               132,690            81,865
    Inventory                                                                              --                --
    Costs and estimated earnings in excess of billings on contracts (Note 5)           51,909            37,060
                                                                                  -----------       -----------
        Total current assets                                                        1,733,189           761,298
                                                                                  -----------       -----------

SOFTWARE DEVELOPMENT COSTS, NET (Note 6)                                                4,002            16,012
                                                                                  -----------       -----------

PROPERTY AND EQUIPMENT:
    Office equipment                                                                   46,632            45,586
    Software                                                                            7,246             7,246
    Computer equipment                                                                187,359           155,067
                                                                                  -----------       -----------
                                                                                      241,237           207,899

    Less: Accumulated depreciation                                                    157,145           124,146
                                                                                  -----------       -----------
        Total property and equipment                                                   84,092            83,753
                                                                                  -----------       -----------

INTANGIBLE ASSETS, NET (Note 7)                                                        43,234           111,313
                                                                                  -----------       -----------

        Total assets                                                              $ 1,864,517       $   972,376
                                                                                  ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                          Novint Technologies, Inc.

                               BALANCE SHEETS

                                                                              September 30, 2004   December 31, 2003
                                                                              ------------------   -----------------
                                                                                  (Unaudited)         (Audited)
                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                              $    65,638       $    13,891
    Accrued payroll related liabilities                                                11,209           175,846
    Accrued consulting fees                                                                --            86,380
    Other accrued liabilities                                                          70,855            46,687
    Billings in excess of costs and estimated earnings                                 51,510                --
    Notes payable, investor (Note 8)                                                       --           100,000
    Notes payable, net of discount (Note 8)                                                --           378,017
                                                                                  -----------       -----------
        Total current liabilities                                                     199,212           800,821
                                                                                  -----------       -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

MANDATORILY REDEEMABLE, CONVERTIBLE
    PREFERRED STOCK
    Series A: aggregate liquidation preference, $100,000, $0.01 par
      value; authorized 400,000 shares, issued and outstanding                        239,827           145,388
                                                                                  -----------       -----------

STOCKHOLDERS' EQUITY (Note 10):
    Common stock, authorized 50,000,000 shares, $0.01 par value;
      13,735,814 and 10,028,026 issued as of June 30, 2004 and
      December 31, 2003, respectively; 13,535,814 and 10,028,026 outstanding as of June 30, 2004 and December 31, 2003,
      respectively                                                                    135,858           100,280
    Additional paid-in capital                                                      5,643,260         2,147,028
    Accumulated deficit                                                            (3,582,535)       (2,211,586)
    Accumulated other comprehensive loss (Note 4)                                      (4,605)           (4,605)
    Unearned compensation                                                            (766,500)           (4,950)
                                                                                  -----------       -----------
        Total stockholders' equity                                                  1,425,478            26,167
                                                                                  -----------       -----------

        Total liabilities and stockholders' equity                                $ 1,864,517       $   972,376
                                                                                  ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                      STATEMENTS OF OPERATIONS (Unaudited)

                                                        Three Months Ended              Nine Months Ended
                                                  ----------------------------    ----------------------------
                                                    9/30/2004       9/30/2003      9/30/2004        9/30/2003
                                                  ------------    ------------    ------------    ------------
Revenue
    Project                                       $     86,928    $     94,131    $    133,089    $    234,454
    Products                                            47,177              --          91,172         143,678
                                                  ------------    ------------    ------------    ------------
      Total revenue                                    134,105          94,131         224,261         378,132

Cost of goods sold                                      72,526          87,601         155,824         255,327
                                                  ------------    ------------    ------------    ------------
Gross margin                                            61,579           6,530          68,437         122,805
                                                  ------------    ------------    ------------    ------------
Costs and expenses
    Research and development                            57,109           2,713         137,657           9,338
    General and administrative                         346,864         156,589         813,036         296,049
    Depreciation and amortization                       17,954          67,508         135,133         202,562
    Sales and marketing                                 31,712           3,688          68,466           6,888
                                                  ------------    ------------    ------------    ------------
      Total costs and expenses                         453,639         230,498       1,154,292         514,837
                                                  ------------    ------------    ------------    ------------

      Loss from operations                            (392,060)       (223,968)     (1,085,855)       (392,032)
                                                  ------------    ------------    ------------    ------------
Other expense
    Realized loss on disposition of securities              --              --              --         239,040
    Interest expense                                     1,599           1,875         190,655           3,750
                                                  ------------    ------------    ------------    ------------
      Total other expenses                               1,599           1,875         190,655         242,790
                                                  ------------    ------------    ------------    ------------

    Loss before income taxes                          (393,659)       (225,843)     (1,276,510)       (634,822)

    Income tax expense                                      --              --              --              --
                                                  ------------    ------------    ------------    ------------
    Net loss                                          (393,659)       (225,843)     (1,276,510)       (634,822)

    Other comprehensive loss, net of tax
      Change in unrealized loss on securities               --              --              --         (10,416)
                                                  ------------    ------------    ------------    ------------

      Comprehensive loss                              (393,659)       (225,843)     (1,276,510)       (645,238)

    Preferred stock accretion                           (6,699)         (3,948)        (94,439)        (11,516)
                                                  ------------    ------------    ------------    ------------

      Net loss available to common stockholders   $   (400,358)   $   (229,791)   $ (1,370,949)   $   (656,754)
                                                  ============    ============    ============    ============
    Loss per share, basic and diluted:
      Net loss                                    $      (0.03)   $      (0.02)   $      (0.10)   $      (0.07)
                                                  ============    ============    ============    ============
      Net loss available to common stockholders   $      (0.03)   $      (0.02)   $      (0.11)   $      (0.07)
                                                  ============    ============    ============    ============
    Weighted-average common shares outstanding,
      basic and diluted                             13,216,147       9,274,020      12,747,270       9,295,140
                                                  ============    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

      Year Ended December 31, 2003 and Nine Months Ended September 30, 2004

                                                                 Mandatorily Redeemable,
                                                              Convertible Preferred Stock        Common Stock           Additional
                                                               -------------------------   -------------------------     Paid-in
                                                                  Shares       Amount         Shares         Amount      Capital
                                                               -----------   -----------   -----------   -----------   -----------
Balances, as restated, December 31, 2002                             4,000   $   129,811     9,244,834   $    92,448   $ 1,380,703

Common stock issued to consultants for services                         --            --       209,092         2,091       135,909
Common stock issued for Board of Directors services                     --            --        30,304           303        19,697
Common stock issued for cash                                            --            --       378,788         3,788       246,212
Common stock issued for interest                                        --            --        50,000           500        32,500
Common stock issued upon exercise of options for cash                   --            --       115,008         1,150            --
Options issued to consultants for services                              --            --            --            --        55,776
Warrants issued in private placement transaction                        --            --            --            --        85,007
Warrants issued in connection with notes payable                        --            --            --            --       182,974
Executive compensation paid by shareholder                              --            --            --            --         8,250
Amortization of unearned compensation                                   --            --            --            --            --
Change in unrealized holding loss on investments                        --            --            --            --            --
Reclassification of realized loss on investments                        --            --            --            --            --
Preferred stock accretion                                               --        15,577            --            --            --
Net loss                                                                --            --            --            --            --
                                                               -----------   -----------   -----------   -----------   -----------

Balances, December 31, 2003                                          4,000   $   145,388    10,028,026   $   100,280   $ 2,147,028
                                                               ===========   ===========   ===========   ===========   ===========

Common stock issued to consultants for services                         --            --       110,000         1,100       108,900
Common stock issued for cash                                            --            --       378,788         3,788       246,212
Common stock and warrants issued in private
    placement transaction, net of issuance costs                        --            --     3,049,000        30,490     2,059,173
Options issued to employees for future services                         --            --            --            --       806,500
Options issued to consultants for future services                       --            --            --            --        26,735
Options issued to consultants for services                              --            --            --            --        23,225
Cancelled options for employees                                         --            --            --            --       (40,000)
Common stock issued upon exercise of options for services               --            --        20,000           200            --
Amortization of unearned compensation                                   --            --            --            --            --
Modification of warrants issued in private placement transaction        --            --            --            --       265,488
Preferred stock accretion                                               --        94,439            --            --            --
Net loss                                                                --            --            --            --            --
                                                               -----------   -----------   -----------   -----------   -----------

Balances, September 30, 2004                                         4,000   $   239,827    13,585,814   $   135,858   $ 5,643,260
                                                               ===========   ===========   ===========   ===========   ===========

                                                                               Accumulated
                                                                 Retained         Other
                                                                 Earnings     Comprehensive    Unearned
                                                                 (Deficit)        Loss        Compensation      Total
                                                                -----------    -----------    -----------    -----------
Balances, as restated, December 31, 2002                        $(1,205,459)   $  (233,229)   $   (10,300)   $    24,163

Common stock issued to consultants for services                          --             --             --        138,000
Common stock issued for Board of Directors services                      --             --             --         20,000
Common stock issued for cash                                             --             --             --        250,000
Common stock issued for interest                                         --             --             --         33,000
Common stock issued upon exercise of options for cash                    --             --             --          1,150
Options issued to consultants for services                               --             --             --         55,776
Warrants issued in private placement transaction                         --             --             --         85,007
Warrants issued in connection with notes payable                         --             --             --        182,974
Executive compensation paid by shareholder                               --             --             --          8,250
Amortization of unearned compensation                                    --             --          5,350          5,350
Change in unrealized holding loss on investments                         --        (10,416)            --        (10,416)
Reclassification of realized loss on investments                         --        239,040             --        239,040
Preferred stock accretion                                           (15,577)            --             --        (15,577)
Net loss                                                           (990,550)            --             --       (990,550)
                                                                -----------    -----------    -----------    -----------

Balances, December 31, 2003                                     $(2,211,586)   $    (4,605)   $    (4,950)   $    26,167
                                                                ===========    ===========    ===========    ===========

Common stock issued to consultants for services                          --             --             --        110,000
Common stock issued for cash                                             --             --             --        250,000
Common stock and warrants issued in private
    placement transaction, net of issuance costs                         --             --             --      2,089,663
Options issued to employees for future services                          --             --       (806,500)            --
Options issued to consultants for future services                        --             --             --         26,735
Options issued to consultants for services                               --             --             --         23,225
Cancelled options for employees                                          --             --         40,000             --
Common stock issued upon exercise of options for services                --             --             --            200
Amortization of unearned compensation                                    --             --          4,950          4,950
Modification of warrants issued in private placement transaction         --             --             --        265,488
Preferred stock accretion                                           (94,439)            --             --        (94,439)
Net loss                                                         (1,276,510)            --             --     (1,276,510)
                                                                -----------    -----------    -----------    -----------

Balances, September 30, 2004                                    $(3,582,535)   $    (4,605)   $  (766,500)   $ 1,425,478
                                                                ===========    ===========    ===========    ===========

     The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                       STATEMENT OF CASH FLOWS (Unaudited)

                                                                                        Nine Months Ended
                                                                                   --------------------------
                                                                                    9/30/2004      9/30/2003
                                                                                   -----------    -----------
Cash flows from operating activities:
      Net loss                                                                     $(1,276,510)   $  (634,822)
      Adjustments to reconcile net loss to net cash used in
          operating activities
            Depreciation and amortization                                              135,133        202,562
            Common stock issued for services                                           110,000         44,500
            Options issued to employees for services                                        --         49,581
            Options issued to consultants for services                                  49,960         85,007
            Options exercised for services performed                                       200             --
            Discount on notes payable charged to interest expense                      121,983          5,350
            Reserve for conract loss                                                        --         18,413
             Amortization of unearned compensation                                       4,950             --
             Services paid with investments                                                 --         16,600
             Realized loss on disposition of securities                                     --        239,040
             Changes in operating assets and liabilities:                                   --
                  Accounts receivable                                                  (50,825)       (74,817)
                  Prepaid expenses                                                     307,253        (79,382)
                  Accounts payable                                                      51,747         (6,506)
                  Accrued liabilities                                                 (226,850)        73,953
                  Inventory                                                                 --             --
                 Costs and estimated earnings in excess of billings
                        on contracts, net                                              (14,849)        38,729
                 Billings in excess of costs and estimated earnings
                        on contracts, net                                               51,510          4,672
                                                                                   -----------    -----------
                       Net cash used by operating activities                          (736,298)       (17,120)
                                                                                   -----------    -----------
Cash flows from investing activities:
      Capital expenditures                                                             (55,383)
      Lapse of restrictions on cash                                                    291,254         (1,795)
                                                                                   -----------    -----------
                       Net cash provided (used) by investing activities                235,871         (1,795)
                                                                                   -----------    -----------
Cash flows from financing activities:
      Proceeds from issuance of common stock                                         2,605,151         51,150
      Repayment of notes payable, investor                                            (100,000)            --
      Repayment of notes payable                                                      (500,000)            --
                                                                                   -----------    -----------
                       Net cash provided by financing activities                     2,005,151         51,150
                                                                                   -----------    -----------

Net decrease in cash and cash equivalents                                            1,504,724         32,235

Cash and cash equivalents at beginning of period                                        32,119          4,820
                                                                                   -----------    -----------

Cash and cash equivalents at end of period                                         $ 1,536,843    $    37,055
                                                                                   ===========    ===========
Supplemental information:
      Interest paid                                                                $    61,600    $        --
                                                                                   ===========    ===========
     Services paid with investments                                                $        --    $    16,600
                                                                                   ===========    ===========
     Fair value accretion on manditorily redeemable, convertible preferred stock   $    94,439    $     7,568
                                                                                   ===========    ===========
     Modification of warrants issued in private placement transaction              $   265,488    $        --
                                                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            Novint Technologies, Inc.

                               September 30, 2004
                                   (unaudited)

NOTE 1 - PRESENTATION OF UNAUDITED FINANCIAL STATEMENTS

The accompanying interim financial data is unaudited, however in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The financial statements included herein have been prepared by Novint in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although Novint believes that the disclosures included herein are adequate to make the information presented not misleading.

The organization and business of Novint, accounting policies followed by Novint and other information are contained in the notes to Novint's financial statements filed as part of the Company's audited financial statements for the year ended December 31, 2003 included in this registration statement. These unaudited quarterly statements should be read in conjunction with the financial statements as of and for the years ended December 31, 2003 and 2002 included in this Registration Statement. In the opinion of management, the accompanying interim financial statements reflect all adjustments necessary for the fair presentation of the financial position, results of operations, and cash flows for the interim periods presented. Adjustments, if any, are reflected in the current quarter balances. The results of operations for interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year ending December 31, 2004.

NOTE 2 - CAPITAL RESOURCES

Since inception, Novint has incurred net operating losses and other equity charges which have resulted in an accumulated deficit of $3,582,535 at September 30, 2004 and operations using net cash of $736,298 during the first nine months of 2004. Management has raised equity totaling approximately $5.7 million through various private equity transactions. Management believes the proceeds from these private placements, along with revenues from project and product sales, will allow Novint to satisfy its short and long-term obligations and provide enough cash flow for Novint to continue operations through September 30, 2005. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of Novint as a going concern. Should Novint be unable to raise additional capital or ramp up product sales, additional adjustments may be required.

In May 2004, Novint completed a private placement raising gross proceeds of $909,000 in exchange for 909,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 454,500 shares of common stock with an exercise price of $2.00 per share. After cash fees incurred in connection with this placement, net cash proceeds to Novint were $850,270.

In February 2004, Novint completed a private placement raising gross proceeds of $2,140,000 in exchange for 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock with an exercise price of $2.00 per share. After cash fees incurred in connection with this placement, net cash proceeds to Novint were $1,505,393.

On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock for $0.66 per share and received gross proceeds of $250,000.

Novint issued 300,000 warrants to their attorney for services rendered in connection with the private placement. Such costs, totaling approximately $266,000 for the nine months ended September 30, 2004, have been netted against the proceeds from the private placement in the accompanying statement of stockholders' equity. See Note 11.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

NOTE 3 - SUMMARY OF CHANGES IN SIGNIFICANT ACCOUNTING POLICIES

                                 Restricted Cash

In connection with Novint's private placement, a loan of $500,000 was provided in November 2003 for use solely with private placement expenses and a hardware licensing agreement with a third party. As of December 31, 2003, Novint had approximately $291,000 in cash on hand restricted for use to close the private placement and payment of milestones pursuant to the licensing agreement. As of September 30, 2004, the $500,000 loan was repaid and the restriction on the cash was lifted.

                Accounts Receivable/Concentration of Credit Risk

Novint utilizes the allowance method for accounts receivable valuation, providing for allowances for estimated uncollectible accounts receivable. At September 30, 2004 and December 31, 2003, management believes all receivables are collectible; therefore, no allowances have been provided. Novint's financial instruments that are exposed to concentration of credit risk consist primarily of uninsured cash, cash equivalents and available-for- sale securities held at commercial banks and institutions primarily in the United States and trade receivables from Novint's customers. For the nine months ended September 30, 2004, Novint had sales to four customers that accounted for approximately 36%, 22%, 21%, and 13% of its sales. For the nine months ended September 30, 2003, Novint had sales to three customers that accounted for approximately 39%, 35% and 10% of its sales. Novint routinely assesses the financial strength of its customers as part of its consideration of accounts receivable collectibility by performing credit evaluations of customers. Trade receivables are not collateralized. Novint generally grants credit terms to most customers ranging from 30 to 90 days. For the nine months ended September 30, 2004 and 2003, Novint's revenues were substantially earned from a government agency headquartered in New Mexico and several government contractors located in the United States. As of September 30, 2004 and 2003, Novint's trade receivables were substantially due from several prominent government contractors located in the United States.

                                    Inventory

Novint values its material inventory at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") method. Novint evaluates the need to record adjustments for impairment of inventory on a periodic basis and any required adjustment is made to record inventory at its estimated net realizable value. Novint had no inventory at September 30, 2004 or December 31, 2003.

                                Intangible Assets

Intangible assets, which consist of licensing agreements and a patent, are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic life of the asset, or useful life of the license agreements, which are 3 and 12 years. For the 9 months ended September 30, 2004 and the year ended December 31, 2003, Novint recognized amortization expense of approximately $90,000 and $221,000, respectively, related to the intangible assets.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

     Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

Novint reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment loss was recorded in 2004 or 2003.

                              Loss per Common Share

The Financial Accounting Standards Board (FASB) issued SFAS 128, Earnings Per Share, which is effective for periods ending after December 15, 1997. SFAS 128 provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing loss to common shareholders by the weighted average number of common shares outstanding for the period.

All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future. As of September 30, 2004 and 2003, Novint had a total of 9,201,338 and 5,515,565 potentially dilutive securities, respectively.

                               Stock Option Plans

Novint applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for the recognition and measurement of its fixed plan stock options. As such, unearned compensation is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price, and is amortized over the service period. As of September 30, 2004 and December 31, 2003, amortization of unearned compensation approximates $5,000 and $5,000, respectively.

SFAS 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by SFAS 123, Novint has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure-only requirements of SFAS l23.

The following table illustrates the effect on net loss to common stockholders if Novint had applied the fair value recognition provisions of SFAS 123 to all stock-based employee compensation for the nine month period ended September 30. EPS has been calculated after the accretion of the preferred stock:

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004


                                                    September 30,  September 30,
                                                        2004           2003
                                                    (unaudited)    (unaudited)
                                                    -----------    -----------
      Net loss, as reported                         $(1,276,510)   $  (634,822)
      Add: Stock-based employee compensation
      expense included in reported net income             4,950          5,350
      Deduct: Total stock based employee
      compensation expense determined under fair
      value based method for all awards                 (18,018)      (154,602)
                                                    -----------    -----------

      Pro forma net loss                            $(1,289,578)   $  (784,074)
                                                    ===========    ===========

      Loss per share, basic and diluted:
          As reported                               $     (0.10)   $     (0.07)
          Pro forma                                 $     (0.10)   $     (0.08)

In calculating the fair value of options for the above pro forma disclosure, the following assumptions were used for the quarter ended September 30, 2004: a risk free rate of 3.27%, volatility of Novint's stock of 100%, estimated lives of the options of 3 years, an exercise price of $0.66 per share, and a fair market value of $1.00 per share.

                                Reclassifications

Certain reclassifications have been made to prior year or quarter balances in order to conform to the current year or quarter presentation.

NOTE 4 - MARKETABLE EQUITY SECURITIES

In September 2000, Novint entered into a Research and Development contract to provide to Manhattan Scientifics, Inc. (Manhattan), a publicly-traded company located in New York, a license and rights to sublicense haptics technology. Coincident with the contract agreement, Novint and Manhattan entered into an exchange transaction that was finalized in May 2001, whose terms provided that Manhattan would receive 4,067,200 shares of Novint's stock, and Novint would receive 1,000,000 shares of Manhattan stock. In addition, Novint obtained from Manhattan exclusive ownership of the worldwide IP rights and associated obligations of Teneo, a privately owned company previously acquired by Manhattan. The rights in Teneo are recorded on the accompanying September 30, 2004 and December 31, 2003 balance sheets as licensing agreements (see Note 7).

At September 30, 2004 and December 31, 2003, Novint held 8,284 shares of the original 1,000,000 shares of Manhattan common stock acquired in the exchange transaction, with original cost basis of $5,102. At September 30, 2004 and December 31, 2003, there were unrealized holding losses of $4,605 related to its investment in marketable equity securities, which have been presented as accumulated other comprehensive losses in the statement of stockholders' equity.

NOTE 5 - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS

Costs and estimated earnings in excess of billings on contracts consist of the following at:

                                                                      September 30,      December 31,
                                                                          2004               2003
                                                                      (Unaudited)         (Audited)
                                                                      ------------      ------------
        Costs and estimated earnings on uncompleted contracts         $     51,909      $     67,000
        Billings on uncompleted contracts                                       --           (29,940)
                                                                      ------------      ------------

        Costs and estimated earnings in excess of billings on
        uncompleted contracts                                         $     51,909      $     37,060
                                                                      ============      ============

Billings in excess of costs and estimated earnings on contracts consist of the following at December 31:

                                                                      September 30,      December 31,
                                                                          2004               2003
                                                                      (Unaudited)         (Audited)
                                                                      ------------      ------------
        Billings on uncompleted contracts                             $    132,690      $         --
        Costs and estimated earnings on uncompleted contracts               81,180                --
                                                                      ------------      ------------

        Billings in excess of costs and estimated earnings on
        uncompleted contracts                                         $     51,510      $         --
                                                                      ============      ============

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004


NOTE 6 - SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs consisted of the following at:

                                                                      September 30,      December 31,
                                                                          2004               2003
                                                                      (Unaudited)         (Audited)
                                                                      ------------      ------------
        Software development costs                                    $     80,058      $     80,058
        Less accumulated amortization                                       76,056            64,046
                                                                      ------------      ------------

                                                                      $      4,002      $     16,012
                                                                      ============      ============

NOTE 7 - INTANGIBLE ASSETS

Intangible assets consisted of the following at:

                                                                      September 30,      December 31,
                                                                          2004               2003
                                                                      (Unaudited)         (Audited)
                                                                      ------------      ------------
        Licensing agreement                                           $    680,000      $    665,000
        Patent                                                              10,734             3,688
        Less accumulated amortization                                     (647,500)         (557,375)
                                                                      ------------      ------------

                                                                      $     43,234      $    111,313
                                                                      ============      ============

NOTE 8 - NOTES PAYABLE

In October 2002, Novint issued a promissory note of $100,000 with a maturity date of October 2003. During 2003, the maturity date was extended to October 2004. Novint repaid the $100,000 note in full in March 2004. In conjunction with the issuance of the $100,000 promissory note in October 2002, Novint issued 150,000 shares of common stock at a fair value of $0.05 per share in lieu of interest. Novint determined the fair value of their common stock to be $0.05 per share as determined by its Board of Directors based on the value of other instruments issued, such as preferred stock, during the prior year. In October 2003, as a result of the repayment extension and in accordance with the original terms of the promissory note, Novint issued an additional 50,000 shares of common stock at a fair value of $0.66 per share. Novint determined the fair value of their common stock to be $0.66 per share as a result of a third party common stock sale. The fair market value of the shares issued in lieu of interest has been recorded as interest expense over the term of the note. The fair value of the shares issued in 2003 total $33,000. During the year ended December 31, 2003, Novint recorded $8,250 on shares issued in 2003 as interest expense, and $24,750 was prepaid interest expense. The remaining fair value of $24,750 was properly recognized as interest expense during the 9 months ended September 30, 2004 upon repayment of the note.

In November 2003, Novint issued a promissory note, which is secured by all of Novint's assets, of $500,000 with an interest rate of 12% per annum, maturity date of May 2004. During the 9 months ended September 30, 2004, Novint fully repaid this note, along with $60,000 of interest. In conjunction with the issuance of the $500,000 promissory note, Novint issued a warrant for the purchase of 500,000 shares of Novint's common stock at an exercise price of $0.50 per share. The warrant expires in November 2013. Novint calculated the relative fair value of the warrant to be approximately $183,000 using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.31%, volatility of 86%, contractual life of 10 years, and a common stock fair market value of $0.66 per share. As these warrants were issued in connection with a note, the value of the warrant was recorded as a debt discount. At December 31, 2003, the unamortized discount totaled $122,000. This amount was charged to interest expense during the nine months ended September 30, 2004.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

NOTE 9 - INCOME TAXES

Deferred income taxes reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences giving rise to the current deferred tax asset are the accrual for billings in excess of costs and estimated earnings and accounts payable, which are recorded for financial reporting purposes but not currently deductible for tax reporting. Temporary differences giving rise to the non-current deferred tax asset include accrued payroll not paid and contribution carryover, which are deductible for financial reporting purposes but not currently deductible for tax reporting. The other major temporary timing differences giving rise to the non-current deferred tax asset is the net operating loss carryforward. The temporary differences giving rise to the current deferred tax liability consist of accounts receivable, prepaid expenses and costs and estimated earnings in excess of billings that are accrued for financial reporting purposes but are not currently includible for tax reporting purposes. The temporary differences giving rise to the non-current deferred tax liability consist of the software costs that have been capitalized for financial reporting purposes but are deductible for tax reporting purposes.

As a result of the significant net losses incurred during 2004 and in prior years and potential statutory limitations on the ability to recognize these losses, Novint recorded a valuation allowance to fully reserve its net deferred tax asset.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Novint has a month-to-month operating lease of $800 per month for office space. The monthly rent shall be paid in either cash or Manhattan Scientifics ("Manhattan") common stock in an amount of shares calculated based on the closing price of Manhattan stock on the previous trading day. Novint has no further relationship with the lessor beyond the lease agreement.

Novint has a licensing agreement with Sandia National Laboratories (Sandia), which initially developed Flight, the precursor to e-TouchTM (the technology), and employed Novint's founder. The licensing agreement provides Novint the right to utilize the technology exclusively for a period of 12 years and non-exclusively in perpetuity and places certain restrictions on its use as well as requires Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. Additionally, Novint is obligated to pay to Sandia on a semi-annual basis annual minimum earned royalties of $6,000 in 2001, $14,000 in 2002, $24,000 in 2003, and $30,000 from 2004 through
2011. The agreement also allows for sub-licensure of the technology to others, which was provided to Manhattan under an agreement dated September 24, 2000. As of September 30, 2004 and December 31, 2003, Novint had accrued approximately $22,500 and $24,000, respectively, in royalty fees owed to Sandia under the royalty agreement. Amounts owed to Sandia as of December 31, 2003 were paid in full during 2004.

From time to time, in the normal course of business, Novint is subject to routine litigation incidental to their business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of Novint.

In September 2004, Novint signed an agreement with Lunar Design, a product design firm, to design and develop their Haptics game controller. The work is estimated to take up to 9 months. Estimated costs will range between approximately $542,000 and $634,000, which will be billed on a time and materials basis. Lunar Design has agreed to accept payment in the form of cash, promissory note, or Novint common stock. As of September 30, 2004, no amounts have been paid to Lunar Design.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

NOTE 11 - STOCKHOLDERS' EQUITY

               Mandatorily Redeemable, Convertible Preferred Stock

Novint is authorized to issue a maximum of 4,000 shares of preferred stock with $0.01 par value. On April 20, 2000, in connection with the license agreement with Sandia, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock at $0.25 per share. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering which would result in 447,300 shares of common stock. The conversion price is to be (i) the subscription price ($100,000 when expressed as an aggregate amount, or $0.25 per share when expressed on a per share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, Novint is obligated to redeem the preferred shares, if there is no public offering (initial public offering or "IPO") or initial sale within 10 years from the issue date. If there is no IPO, Novint shall repurchase the number of shares of preferred stock as the holders thereof may from time to time request, but in any 12 month period, not more than 10% of the largest number of shares of preferred stock that have ever been outstanding, at an amount per share equal to the redemption price. The redemption price is the greater of (a) the subscription price, and (b) that portion of the fair market value of Novint, as determined in good faith by the Board of Directors, corresponding to the number of shares of common stock to which the shares of preferred stock to be redeemed would convert according to the conversion provisions.

Accordingly, Novint has accreted the fair value of the common stock conversion to retained earnings over the 10 year life of the preferred stock. If an IPO occurs, Novint will recognize an additional charge to retained earnings of the converted shares at the fair value as compared to the IPO price. At September 30, 2004, the unaccreted fair value of the preferred stock totaled $239,827 based on the fair value of the stock at September 30, 2004 of $1.00 per share.

Upon conversion, the preferred stock will be reclassified to common stock outstanding. The holders of the issued and outstanding shares of preferred stock shall have no voting rights. In all respects regarding dividends or distributions of any kind to holders of common stock, holders of preferred stock shall have the rights, privileges, and share in all respects as if such holders had converted the preferred stock to the number of shares of common stock corresponding to their conversion provisions. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of Novint, the holders of the preferred stock shall be entitled to be paid the subscription price of all outstanding shares of preferred stock, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors, prior to any distribution to the holders of common stock.

                                  Common Stock

Novint is authorized to issue a maximum of 50,000,000 shares of common stock with a par value of $0.01 per share. For the period ended September 30, 2004 and the year ended December 31, 2003, Novint had 13,735,814 and 10,028,026 shares outstanding, respectively, and 13,535,814 and 10,028,025 shares issued, respectively.

                                Private Placement

A private placement offering was completed in February 2004 for $2,140,000. In connection with this offering, Novint issued 2,140,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 1,070,000 shares of common stock at an exercise price of $2.00 per share. Novint received net cash proceeds of $1,505,393 (after fees were paid to their placement agent and lawyers).

A second closing of the private placement offering was completed in May 2004 for $909,000. In connection with this offering, Novint issued 909,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 454,500 shares of common stock at an exercise price of $2.00 per share. Novint received net cash proceeds of $850,440 (after fees were paid to their placement agent and lawyers).

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004


                               Equity Transactions

On January 31, 2004, Novint entered into a stock purchase agreement with a private investor. In connection with this agreement, Novint issued 378,788 shares of its common stock at $0.66 per share and received gross proceeds of $250,000. The share price was based on a prior agreement with this investor.

On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a consultant for services performed. Novint recognized $10,000 in consulting expense related to this issuance.

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to a consultant for future services. Vesting terms are as follows: 50,000 shares per quarter as long as the consultant is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004, Novint recognized $100,000 in consulting expense related to this issuance as of September 30, 2004.

On April 8, 2004, Novint issued 20,000 shares of its common stock in connection with option exercises at $0.01 per share.

On July 7, 2004, Novint committed to issue 10,000 shares of common stock at $1.00 per share to an employee for future services. Stock vests on July 7, 2005, and as such Novint had not recognized any expense related to this issuance as of September 30, 2004.

                              Options and Warrants

On February 18, 2004, Novint granted 1,205,000 options at an exercise price of $0.50 per share, with a 5-year annual vesting provision, to purchase common stock to various employees. These options had intrinsic value because the exercise price of $0.50 per share was less than the fair market value of $1.00 per share. Unearned compensation of $602,500 was recorded at the measurement date and will be amortized over the vesting period.

On February 18, 2004, Novint granted to a consultant for future services 125,000 options to purchase common stock at an exercise price of $0.50 per share. The options have a 5-year annual vesting provision. Novint calculated the value of the options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.05%, volatility of 91%, estimated life of 10 years, and a fair market value of $1.00 per share. On June 10, 2004, Novint granted to various consultants for future services 300,000 options to purchase common stock at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. The vesting schedules are prorated over the reporting period, and approximately $53,000 was recorded as consultant expense during the 9 months ended September 30, 2004.

On June 10, 2004, Novint granted 500,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $170,000 was recorded at the measurement date and will be amortized over the vesting period.

On July 20, 2004, Novint granted 50,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $17,000 was recorded at the measurement date and will be amortized over the vesting period.

On August 9, 2004, Novint granted 50,000 options at an exercise price of $0.66 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $17,000 was recorded at the measurement date and will be amortized over the vesting period.

On August 9, 2004, Novint cancelled 80,000 options previously granted at an exercise price of $0.50 per share, with a 5-year annual vesting provision, to purchase common stock to an employee. These options had intrinsic value because the exercise price of $0.66 per share was less than the fair market value of $1.00 per share. Unearned compensation of $40,000 had been recorded at the measurement date and was reversed at September 30, 2004.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

On June 10, 2004, Novint granted to a former Board of Director providing consulting services for services 25,000 options to purchase common stock at an exercise price of $0.66 per share. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. Approximately $23,000 was recorded as consultant expense during the 9 months ended September 30, 2004.

                                    Warrants

In September 2003, Novint issued 300,000 warrants to an attorney for services rendered in connection with a private placement at an exercise price of $0.66 per share. These warrants vested 50% upon issuance in September 2003, and 50% on the 1st anniversary date (September 2004) of the execution date of this warrant provided that the holder continued to represent the company as its legal counsel on such vesting date. In March 2004, Novint amended the exercise price from $0.66 per share to $0.50 per share to compensate them fairly for their services. As the terms of the original Warrant agreement do not specifically address how such modifications should be treated, Novint has recorded an additional approximately $105,000, which represents the difference in the fair value of this modification. The following assumptions were used for the quarter ended March 31, 2004 in calculating the fair value difference of this warrant modification under the Black-Scholes model: risk free rate of 3.75%, volatility of 91%, contractual term of 10 years, exercise price of $0.50 per share, and fair market value of $1.00 per share. Novint recognized the remaining 50% value of the warrant during the quarter ended September 30, 2004. The following assumptions were used for the quarter ended September 30, 2004 in calculating the fair value of this warrant under the Black-Scholes model: risk free rate of 4.14%, volatility of 79%, contractual term of 10 years, exercise price of $0.50 per share, and fair market value of $1.00 per share. A total amount of approximately $266,000 has been recorded to reflect the fair value of these warrants, which have been recorded as a reduction of the offering proceeds in the statement of stockholders' equity.

In March 2004, Novint issued 200,000 warrants to a consulting group for services rendered in connection with a private placement at an exercise price of $1.00 per share. The warrants vested immediately, and have a life of 5 years. The fair market value of the warrants totaled approximately $142,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 2.39%, volatility of 91%, estimated life of 5 years, and a fair market value of $1.00 per share. As of September 30, 2004, Novint recognized this amount as a reduction of the offering proceeds.

In April 2004, Novint issued 263,500 warrants to a consulting group for services rendered in connection with a private placement at an exercise price of $1.00 per share. The warrants vested immediately, and have a life of 5 years. The fair market value of the warrants totaled approximately $200,000. Novint calculated the warrant expense using the Black-Scholes model based on the following assumptions: a risk-free rate of 3.49%, volatility of 100%, estimated life of 5 years, and a fair market value of $1.00 per share. As of September 30, 2004, Novint recognized this amount as reduction of the offering proceeds.

In May 2004, Novint issued 250,000 warrants to a consultant for services to be rendered in connection with its marketing strategy. The warrants will have an exercise price of $1.00 per share and will vest at a rate of 10,000 shares for each $1,000,000 in contract revenue associated with the consultant's efforts. As no associated revenue had been recorded for the 9 months ended September 30, 2004, no impact is reflected on the accompanying financial statements.

During the 9 months ended September 30, 2004, Novint committed to issue 304,900 warrants in connection with an over allotment agreement with a consulting group for private placement services. The warrants will have an exercise price of $1.00 per share and will have a six-month term. The date of issue will be coincident with the date of Novint's initial public offering. As Novint is currently undergoing initial public offering procedures and does not know of their initial public offering date, these warrants are not outstanding as of September 30, 2004.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

NOTE 12 - RELATED PARTIES

In April 2000, Sandia licensed to Novint the right to utilize the Flight technology, which is the precursor to e-TouchTM, exclusively for a period of 12 years and non-exclusively in perpetuity, as well as requiring Novint to pay 1.5 percent royalty fees to Sandia in connection with any income earned based upon the technology. In connection with this licensing agreement, Novint issued 4,000 shares of Series A mandatorily redeemable, convertible preferred stock, which can be converted into 447,300 shares of common stock. The preferred stock is convertible into fully paid and nonassessable common stock as follows: at the holder's option based on the conversion price in effect on the conversion date, or automatically upon the closing of an initial public offering. The conversion price is to be (i) the subscription price ($100,000 when expressed as an aggregate amount, or $25 per share when expressed on a per share basis) divided by (ii) the conversion price in effect on the conversion date. Additionally, during November 2002, Novint issued to Sandia 40,000 shares of common stock as repayment of their 2001 and 2002 royalty fees, which totaled $20,000, at $0.50 per share.

As of December 31, 2003, Novint had a loan outstanding for $100,000 from an investor. This loan was repaid in March 2004.

Manhattan Scientifics ("Manhattan") is Novint's main investor with approximately 30% and 41% ownership in Novint as of September 30, 2004 and December 31, 2003, respectively. During the nine months ended September 30, 2004, Manhattan provided consulting services to Novint in relation to their long-term strategic planning. As of September 30, 2004, Novint had paid $40,000 for these services.

On February 25, 2004, Novint issued 10,000 shares of common stock at $1.00 per share to a former Board of Director for consulting services performed. Novint recognized $10,000 in consulting expense based on the fair market value of the shares, when these shares were issued.

In March 2004, Normandie New Mexico Corporation, which is owned by Manhattan's Chief Executive Officer (CEO), who is also a member of Novint's Board of Directors, entered into an agreement with Novint to provide consulting services in relation to business development and marketing support. Fees per the agreement are $6,250 per month. For the nine months ended September 30, 2004, Novint had paid $43,750 for these services.

On April 1, 2004, Novint committed to issue 250,000 shares of common stock at $1.00 per share to Manhattan's Chief Operating Officer (COO) for future consulting services. Vesting terms are as follows: 50,000 shares per quarter as long as the COO is still providing services to Novint, up to a total of 250,000 shares, beginning April 1, 2004. Novint recognized $100,000 in consulting expense related to this issuance during the nine months ended September 30, 2004.

On June 10, 2004, Novint granted 250,000 options to purchase common stock to Manhattan's CEO for future consulting services at an exercise price of $0.66 per share. The options have a 5-year annual vesting provision. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. The vesting schedule is prorated over the reporting period, and approximately $13,000 was recorded as consultant expense during the nine months ended September 30, 2004.

                            Novint Technologies, Inc.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                               September 30, 2004

On June 10, 2004, Novint granted 25,000 options to purchase common stock to a former member of the Board of Directors for consulting services at an exercise price of $0.66 per share. These options immediately vest. Novint calculated the value of these options using the Black-Scholes model based on the following assumptions: a risk-free rate of 4.81%, volatility of 100%, estimated life of 10 years, and a fair market value of $1.00 per share. Approximately $23,000 was recorded as consultant expense during the 9 months ended September 30, 2004.

During the quarters ended September 30, 2004 and 2003, Novint developed professional applications for Sandia. Novint recognized approximately $81,000 and $154,000 in revenues from Sandia during the nine months ended September 30, 2004 and 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2004               NOVINT TECHNOLOGIES, INC.



                                       By: /s/ Tom Anderson
                                           -----------------------------------
                                           Tom Anderson
                                           Its: Chief Executive Officer and
                                                Acting Chief Financial Officer